Exhibit 10.2

PROPERTY · PURCHASE AGREEMENT THIS AGREEMENT made and entered into as of the 15filday of May, 2024. BETWEEN: 1 � LL \ C \ 1)ofY \ ona s ke (herein called the "Vendor") OF THE FIRST PART AND: Xtra Energy Corporation, a Wyoming Corporation (herein called the "Purchaser") OF THE SECOND PART WHERAS the Vendor ha s represented that it is the sole recorded and beneficial owner in and to the prope11y called the Antimony King Mine also known as the Bernice 4 - 7 Claims (the "Property) described in Schedule "A" attached hereto; AND WHEREAS the Vendor, now wishes to grant to the Purchaser the exclusive right and Purchase to acquire an undi v ided 100% right, title and intere s t in and to the Property on the terms and conditions hereinafter set forth; NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises, the mutual covenants herein set forth and other consideration (the receipt whereof is hereby acknowledged), the Parties hereto do hereby mutually covenant and agree as follows : 1. Definitions The following words, phrases and expressions shall have the following meanings: (a) "Facilities" means all mines and plants, including without limitation , all pits , shafts, adits, haulage ways, raises and other underground workings, and all buildings, plants, facilities and other structures, fixtures and improvements, and all other property , whether fixed or moveable , as the same may exist at any time in, or on the Property and relating to the operator of the Property as a mine or outside the Property if for the exclusive benefit of the Property only; (b) "Filing Fees" means all fees , payments and expenses necessary to keep the mineral claims in good standing with federal, state and local government entities;

(c) "**Force Majeure**" means an event beyond the reasonable control of the Purchaser that prevents or delays it from conducting the activities contemplated by this Agreement other than the making of payments referred to in Section 4 herein. Such events shall include but not be limited to acts of God, war, insurrection, action of governmental agencies reflecting an instability in government procedures, or delay in permitting unacceptable to both Vendor and Purchaser;

(d) "**Mineral Products**" means the commercial end products derived from operating the Property as a mine:

(e) "**Mining Operations**" includes:

(i) every kind of work done on or with respect to the Property by or under the direction of the Purchaser during the Purchase Period or pursuant to an approved Work Program; and

(ii) without limiting the generality of the foregoing, including all work capable of receiving assessment credits pursuant to the Mines and Minerals act of Nevada and the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, designing, examining equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any mineral claims to lease or patent, in doing all other work usually considered to be prospecting, exploration, development, a feasibility study, mining work, milling concentration, beneficiation or ores and concentrates, as well as the separation and extraction of Mineral Products and all reclamation, restoration and permitting activities;

(f) "**Purchase**" means the Purchase granted by the Vendor to the Purchaser to acquire an undivided 100% right, title and interest in and to the Property.

(g) "**Property**" means the mineral claims described in Schedule "A";

2. Purchase

The Vendor hereby grants to the Purchaser the sole and exclusive right and Purchase (the "Purchase") to earn a 100% interest in the Property exercisable as follows:

(a) The Purchaser paying the sum of 2,500 Class A Preferred Shares of Xtra Energy Corporation to the Vendor, with all conversion rights and other privileges outlined and as described in Schedule "B".

(b) The Class A Preferred Stock would be considered Anti-Dilutive, meaning, in the event of a reverse split of the Company's issued and outstanding common stock, the Class A Preferred Stock would not be effected and would maintain the same rights and privileges as before a reverse split was initiated.

(c) In the event of a forward split of the Company's issued and outstanding common Stock, the Class A Preferred Stock would not be effected and would maintain the same rights and privileges . If the Class A Preferred Stockholder is still a Preferred Stockholder as of the record date of a proposed forward split, then the Class A Preferred Stockholder would not be able to participate in the forward split . (d) If Vendor or any of its participating shareholders converts Class A Preferred shares to Common shares, then Clause 2 in its entirety will become null and void . 3. Transfer of Title Upon Purchaser's payment to earn a 100 percent interest in the Property, the Vendor will deliver or cause to be delivered to the Purchaser a duly executed transfer of Property in favor of the Purchaser (the "Purchaser Transfer") . The Purchaser shall be entitled to record the Purchaser Transfer with the appropriate government offices to effect transfer of legal title of the Property into its own name upon the full and complete exercise of the Purchase by the Purchaser . 4. Assignment Upon payment of the purchase price, the Purchaser shall have the right to sell, transfer, assign , pledge its interest in this Agreement or its right or interest in the Property . 5. Exploration Expenditures or Improvements The Purchaser agrees and is required to perform either exploration activity or other activities . With any singular activity deemed as in compliance of the agreement . The activities include , but are not limited to ( eg . any sampling, drilling, geophysical and geochemical surveys or any other mining, or exploration related actions singularly , etc . ) on the Prope 11 y ; or make improvements to the Property ( eg . road building, site preparation, leveling etc . ) ; or any corporate actions including, any and all reporting requirements, including, SEC, OTC Markets, State of Wyoming, State of Nevada , Churchill County and the BLM, reporting either singularly or collectively within a thirty - six (36) month period from the execution date of this agreement . In the event that the Purchaser does not perform the required corporate reporting or exploration activities or improvements to the property , then the property would revert back to the Vendor ; and the all the Class A Preferred Shares or Common Shares if converted, would be returned to the Purchaser for cancelation in their entirety . In the event that the Vendor converts their Class A Preferred Share to Common shares and were to sell any of the common shares in whole or in part in the open market, through a private sale, assignment or hypothecation , then the Purchaser will retain one hundred percent ( 100% ) ownership of the property . With no further actions by either party or parties . 6. Representations, and Warranties of the Vendor The Vendor represents, and warrants to and with the Purchaser as follows: (a) The Vendor has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement ;

(b) Neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby , nor the consummation of the transactions hereby contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party ; (c) The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pe 1 taining thereto or of its constating documents ; (d) The Agreement constitutes a legal, valid and binding obligation of the Vendor ; (e) The Property is accurately described in Schedule "A", is in good standing under the laws of the jurisdiction in which it is located and is free and clear of all liens, charges and encumbrances ; (f) The Vendor is the sole recorded and beneficial owner of the Property and has the exclusive right to enter into this Agreement and all necessary authority to transfer its interest in the Property in accordance with the terms of this Agreement ; (g) No Person, firm or corporation has any proprietary interest in the Property other than the Vendor, and no person , firm or corporation is entitled to any royalty or other payment in the nature of rent or royalty on any minerals , ores, metals or concentrates or any other s uch products removed from the Prope 1 ty other than the government of the state of Nevada pursuant to statute ; notwithstanding any Federal, State or County royalties or net proceeds tax derived from mining operations . (h) Upon request by the Purchaser , and at the sole cost of the Purchaser , the Vendor shall deliver or cause to be delivered to the Purchaser copies of all available maps and other documents and data in its possession , with respect to the Property . Nothing will be withheld, hidden , or kept from the Purchaser , that resides with the Vendor ; 7. Representations, and Warranties of the Purchaser The Purchaser represents, and warrants to and with the Vendor that: (a) The Purchaser is a company duly organized validly existing and in good standing under the laws of Nevada ; (b) The Purchaser has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement; (c) Neither the execution and delivery of this Agreement , nor any of the agreements referred to herein or contemplated hereby , nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party ; ( e) The execution and delivery of this Agreement and the agreements contemplated her e by will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents ; and

(e) This Agreement constitutes a legal, valid and binding obligation of the Purchaser. 8. Indemnity and Survival of Representation The representation and warranties set out are conditions on which the patties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by the Purchaser and each of the parties will indemnify and save the other harmless from all loss, damage , costs, actions and suits arising out of or in connection with any breach of any representation, Purchase, covenant, agreement or condition made by them and contained in this Agreement . The Vendor agrees to indemnify and save harmless the Purchaser from any liability to which it may be subject arising from any Mining Operations carried out by the Vendor or at its direction on the Property . The Purchaser agrees to indemnify and save harmless the Vendor from any liability to which it may be subject arising from any Mining Operations carried out by the Purchaser or at its direction on the Property . The Vendor agrees to indemnify and save harmless the Purchaser from any liability arising from any and every kind of work done on or with respect to the Property prior to the signing of this Agreement (the "Prior Operations") . Without limiting the generality of the foregoing, Prior Operations includes all work capable of receiving assessment credits pursuant to The Mines and Minerals Act of Nevada and the work of assessment , geophysical, geochemical and geological surveys, studies and mapping , investigating, drilling , designing, examining equipping , improving , surveying, shaft sinking, raising, cross - cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any mineral claims to lease or patent, in doing all other work usually considered to be prospecting , exploration, development, a feasibility study, mining work, milling, concentration, beneficiation of ores and concentrates, as well as the separation and extraction of Mineral Products and all reclamation, restoration and permitting activities . 9. Legal Fees The Purchaser agrees to pay associated legal fees upon receipt and approval of invoices with respect to this agreement, including but not limited to the transfer of ownership in the Property, to a maximum amount of $ 5 , 000 USD . 10. Confidentiality The parties hereto agree to hold in confidence all information obtained in confidence in respect of the Property or otherwise in connection with this Agreement other than in circumstances where a party has an obligation to disclose such information in accordance with applicable securities legislation, in which case such disclosure shall only be made after consultation with the other party . 11. Notice Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered, telegraphed or telecopied to such party at the address for such party specified above . The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or telegraphed or, if given by telecopier, shall be deemed conclusively to be the next business day . Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change .

12. Further Assurances Each of the parties to this Agreement shall from time to time and at all times do all such fmther acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement . 13. Entire Agreement The pru 1 ies hereto acknowledge that they have expressed herein the entire understanding and obligation of this Agreement and it is expressly understood and agreed that no implied covenant, condition, term or reservation, shall be read into this Agreement relating to or concerning any matter or operation provided for herein . 14. Proper Law and Arbitration This Agreement will be governed by and construed in accordance with the laws of the State of Nevada and the laws of the United States of America . The parties hereto hereby iITevocably agree to the jurisdiction of the Courts of Nevada . All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by a sole arbitrator by arbitration under the rules of The Arbitration Act of Nevada . 15. Enurement This Agreement will ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns . 16. Payment All references to monies or equivalents herein shall be in US funds unless otherwise specified . The Purchaser, upon execution of this agreement and the payment of the purchase price is not required to do any acts or make any other payments hereunder, other than annual claim renewal fees . Any exploration activities shall not be construed as obligating the Purchaser to do any further act or make any further payment or payments . 17. Supersedes Previous Agreements This Agreement supersedes and replaces all previous oral or written agreements, memoranda , correspondence or other communications between the parties hereto relating to the subject matter hereof .

IN � ITNESS WHEREOF the Parties hereto have duly executed this Agreement effective as of the � ay of May 2024 by its authorized signatory: Xtra Energy Corporation by its authorized signatory: - - "b, .... . L:Jdv - - ... - ---------- � - --- - Mac J. Shahsavar, Chairman, CEO and D irector

SCHEDULE "A" DESCRIPTION OF PROPERTY The following claims are known as the Bernice 4 NMC1029150, Bernice 5 NMC 1071937, Bernice 6 NMC1071938, Bernice 7 NMC1071939 and this claim group also includes the Antimony King Mine. Below is the BLM report dated April 30, 2024 and associated claim maps. Please note the Bernice 2 and Bernice 3 are not included in this Purchase. Date and Time Run: 4130/2024 10:15:49 AM Page 1 of 1 DEPARTMENT OF THE INTERIOR BUREAU OF LAND MANAGEMENT MINING CLAIMS l \ U: \ TJNG CLAIM CUSTOMER I NFO Rl \ · L L T \ . IO; \ 1 Admin State : NV Geo State : Claimant : Street : NV OOMONOSKE MERTON E 336 HOLLYHOCK CIR City : FALLON State : NV - · ------ ,. - - - - - - ---- , - - , - ---- TT - - Meridi ; n ' Township R:inge Sect i on 54642 5 Ouadra - - ;;1 1 Legacy • Leg.lcy Lead Claim County I C:ise : Cl:iim Date Of Serial Number ' Lead File Number I I Dispositio n Type i Loc:ition Serial File Number Name Number I NV101563238 NV101563238 NMC1025741 NMC1025741 BERNICE CHURCHILL ACTIVE LODE 6/1312010 21 0220N SE N O . 3 CLA I M 0370E 013 21 0220N NE 0370E 02 4 21 0220N SW 0380E 018 21 0220N NW 0380E 019 NV101754449 NV101754449 NM C10 71937 NMC1071937 BERNICE CHURCHILL ACTIVE LODE CLA IM 3/3 1 1 2012 21 0220N SW N O . 5 0370E 014 NV101754450 NV101754450 NMC1071938 NMC1071937 BERNICE C HUR C HILL ACTIVE LODE CLAIM N O . 6 SE 51412012 21 0220N NE 0370E 023 NV101754451 NV101754451 NMC1071939 NMC1071937 BERNICE CHURCHILL ACTIVE LODE 51412012 21 0220N NE SE 0370E 023 CLAIM N O . 7 SE 21 0220N 10/412009 LODE ACTIVE CHURCHILL BERNICE NMC1012384 NM C 1012384 NV101883864 NV101883864 0370E 013 CLAIM N O.2 SE 21 0220N 911112010 LODE ACTIVE CHURCHILL BERNICE NMC1029150 NM C1029150 NV101886314 NV101886314 0370E CLA IM N O . 4 023 89406 - Int Rel : 8423 CLAIM ANT Customer ID :

416777 02/09/2011
002 of 2

AMENDED MAP

DOCUMENT 041726 CHURCHILL COUNTY RECORDS. BEARING AND DISTANCE TO COMMON SECTION CORNERS AND BEARING FOR ENDS AND SIDE OF CLAIM CORRECTED.



TRUE NORTH
SCALE: 1"=200'
N29°6'W 2091' TO COMMON CORNER SECTIONS 14,15, 22 &23, T22N, R37E, MDB&M
NW COR. 1
600'
50' →
Loc. Mon.
NE COR. 4
S23?°W
1500'
BERNCE NO. 4
2 SW COR.
S14?°E
3 SE COR.

NOTE: ALL MONUMENTS ARE
2"X 2" POSTS 4' LONG

MAP OF BERNICE NO. 4 LODE MINING CLAIM, CHURCHILL COUNTY, BERNICE MINING DISTRICT, LOCATED SEPTEMBER 11, 2010, BY MERTON E. DOMONOSKE, 376 W. WILLIAMS AVENUE, FALLON, NV 89406. CLAIM IS IN THE NW1/4, SEC. 23, T22N, R37E, MDBM

, - ! N I , •• JOO" D . O ,. C .,.u II � 26721 "fl1lllfl Of' � &•&•. I ....... d = � . . - Chir1NIJ o. - .ly •""' . , . . . . . , , � ..., , ? " ' :', "' · " ' � .. 1.111111111 ux: - . · 1ffO' NC71'l: , MJ.MOr«JNIIN11 AIII! 2"Xi"IIOOl}.1'0Vlfi,f11JNO IIUO,IIUMQNQ,SUJCISNININGa.uM.anaaou � . N!:VA», \ ,HRl'IQIIINING D1Bl'IU(.T,1.0C4'11PNdC!I Sl,Jlll.aY ....,_ Z.IIOMONCllla, .1N IIOU'1IOCICQll,(U,hU.Oll,lift'... a.AIN Ŷ INTBAl'M,llffl - 4,ffll \ 111'1'1, -

MAP UIIIIIIU N NOTE:AU.MONUIENTS,,._ 'Z' X � WOODPOSTS. MN'OFBENICE NO.Ol00E - .N. a.AIM. � COUHtY. NEVADA,8EfltlCE MININGDISnlCr, LOCATS>MAY, 4,2012.8Y MERT'0N E.DOM0H081C!, 13SHOU.YHOCKCIRQ.E,FH.LON. NEV � - . CLAIM II IN 111E lllll8EC.D, T22M, RilE.IDWA . E1'2

DOC # 426725
Official Record
Recording requested By
Churchill County - NV
Jean Sims - Recorder
Page 1 of 1
Recorded By TH

MAP


N
SCALE 1" = 300'
COMMON SEC. COR.
14
13
23
24
N245 E
4,013'
2
LOC. MON.
1
300'
50'
1500'
BERNICE NO. 7
S135 E
3
600'
4
N45 E

NOTE: ALL MONUMENTS ARE 2" X 2" WOOD POSTS.

MAP OF BERNICE NO. 7 LODE MINING CLAIM, CHURCHILL COUNTY, NEVADA, BERNICE MINING DISTRICT, LOCATED MAY 4, 2012, BY MERTON E. DOMONOSKE, 336 HOLLYHOCK CIRCLE, FALLON, NV 89406. CLAIM IS IN THE ~~SEXX~~ E 1/2 SEC. 23, T22N, R37E, MDB&M

SCHEDULE B
RIGHTS AND PRIVILEGES OF THE CLASS A PREFERRED STOCK

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A SUPER VOTING PREFERRED STOCK, $0.0001 PAR VALUE PER SHARE

Xtra Energy Corporation, a Corporation Incorporated under the laws of the State of Wyoming (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "Board") on November 4, 2020, in accordance with the provisions of its Articles of Incorporation (as may be amended and restated through the date hereof, the "Certificate of Incorporation") and Bylaws. The authorized series of the Corporation's previously-authorized preferred stock shall have the following preferences, privileges, powers and restrictions thereof, as follows:

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation and Bylaws of the Corporation, each as amended or amended and restated through the date hereof, the Board hereby designates a series of the Corporation's previously authorized Preferred stock, par value $.0001 per share (the "Preferred Stock") as its Series A Super Voting Preferred Stock, and hereby states the number of authorized shares, and the relative rights, preferences, limitations, privileges, powers and restrictions thereof are and shall be as set forth on the attached Annex A.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be signed by its duly authorized officers as of the 4th day of November 2020.

XTRA ENERGY CORPORATION

/s/Mac Shahsavar
Name: Mac J. Shahsavar
Title: CEO and Director

ANNEX A
SERIES A SUPER VOTING PREFERRED STOCK

1. AUTHORIZED SHARE CAPITAL:

The Authorized Share capital of the Series A Super Voting Preferred Stock is 5,000,000 (Five Million) Shares Par Value $0.0001.

2. DESIGNATION AND DIVIDENDS

A. Designation. The designation of said series of preferred stock shall be Series A Super Voting Preferred Stock, $0.0001 par value per share (the "Series A Super Voting Preferred Stock").

B. Dividends. Initially, there will be no dividends due or payable on the Series A Super Voting Preferred Stock. Any future tern1s with respect to dividends shall be determined by the Board consistent with the Corporation's Certificate of Incorporation. Any and all such future term concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

l LIQUIDATION Upon the occurrence of a Liquidation Event (as defined below), the holders of Series A Super Voting Preferred Stock are entitled to receive net assets on a pro - rata basis . Each holder of Series A Super Voting Preferred Stock is entitled to receive pro rata any dividends declared by the Board, if any, out of funds legally available for the payment of dividends . As used herein, "Liquidation Event" means (i) the liquidation, dissolution or winding - up, whether voluntary or involuntary, of the Corporation, (ii) the merger or consolidation of the Corporation with or into any other corporation or corporations, unless (a) the holders of the Series A Super Voting Preferred Stock receive securities of the surviving Corporation having substantially similar rights as the Series A Super Voting Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor Corporation immediately thereafter (the "Permitted Merger"), unless the holders of the shares of Series A Super Voting Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Corporation's assets , unless the holders of Series A Super Voting Prefel Ted Stock elect otherwise . � CONVERSION Conversion of the Series A Super Voting Preferred Stock is permitted; For every Series A Super Voting Prefe I wd Share held can be converted into 2,000 Common Shares. 5. RANK All shares of the Series A Super Voting Preferred Stock shall rank (i) senior to the Corporation's (A) Common Stock , par value $ 0 . 0001 per share ( "Common Stock"), and any other class or series of capital stock of the Corporation hereafter created , except as othenvise provided in clauses (ii) and (iii) of this Section 4 , (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series A Super Voting Preferred - Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntaly or involuntary . n. VOTING RIGHTS A. For every share held of the Series A Super Voting Preferred Stock, is entitled to 20,000 (One Million) votes per share. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Super Voting Preferred Stock may vote singularly or vote together with the holders of Common Stock without regard to class , except as to those matters on which separate class voting is required by applicable law or the Ce 11 ificate of Incorporation or By - laws. 1 PROTECTION PROVISIONS So Jong as any shares of Series A Super Voting Preferred Stock are outstanding , the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series A Super Voting Preferred Stock, alter or change the rights, preferences or privileges of the Series A Super Voting Preferred so as to affect adversely the holders of Series A Super Voting Preferred Stock . Bo MISCELLANEOUS A. Redemption. The Series A Super Voting Preferred Stock is Non - Redeemable and Non - Callable. B. Lost or Stolen Certificates. Upon receipt by the Corporation of(l) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates.

C. Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series A Super Voting Preferred Stock granted hereunder may be waived as to all shares of Series A Super Voting Preferred Stock (and the holders thereof) upon the unanimous written consent of the holders of the Series A Super Voting Preferred Stock. D. Notices. Any notices required or pemlitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight canier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner its set forth in this Section. If to the Corporation: XTRA Energy Corporation 10900 Research Blvd Ste. 160C Austin TX 78759 lfto the holders of the Series A Super Voting Preferred Stock, to the address listed in the Corporation's books and records . The foregoing Amendment was adopted by the Board of Directors of the Company pursuant to the Wyoming Business Corporations Act, on November 4 , 2020 . Therefore, the number of votes cast for the Amendment to the Company's Articles oflncorporation was sufficient for approval . IN WITNESS HEREOF, the undersigned ha s executed thi s Certificate of Designation as of the date first above written. /s/Mac Shahsavar Mac J. Shahsavar CEO and Director

XTPT Stock Disbursement Paula Domonoske, 336 Hollyhock Cir. Fallon, NV 89406 - 500 Shares Kendi M Yates, 2750 Dallas Dr. Fallon, NV 89406 - 500 Shares Chad Coverston, 1057 Andrew Ln . Fallon, NV 89406 - 500 Shares Kendra Acquistapace, 4816 Soda Lake Rd. Fallon NV 89406 - 500 Shares Kenten Yates, 654 N Dunbarton PL Star ID 83669 - 500 Shares State of rlr ض odC t County of � bu®J I JI ) ) Subscribed and sword (or affirmed) before me on this )5 day of � 2024, b y R (name of signer). N ..... .. . . , . ... . . ... . ...... . ...... . .............. . .. . ... . ... .. ....... . .. . . .. ..... .. ..... . .. ! LISA NORDMAN No tary Public - State o f Ne v ada I Appoin1lnent Recooled ii Clutol Coooty \ No: 15 - 270'2 - 4 - Expires Aug. 2t 2027 ! Title l'5 - 2.7bbt/ Serial Number, if any